Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in the Statement of Additional Information of our report dated August 21, 2020 on the June 30, 2020 financial statements and financial highlights of the Principal Exchange-Traded Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 100 to the Registration Statement under the Securities Act of 1933 (No. 333-201935).

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 26, 2021